UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 15, 2022

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 Golf Road, Rolling Meadows, Illinois 60008, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 15, 2022, Arthur J. Gallagher & Co. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), pursuant to which the Company may offer and sell up to 3,000,000 shares of the Company’s common stock, par value $1.00 per share (the “shares”), from time to time, in “at-the-market” offerings through Morgan Stanley, as sales agent (the “at-the-market program”). Sales of the shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with Morgan Stanley. Morgan Stanley will receive a commission from the Company that will not exceed, but may be lower than, 1.25% of the gross sales price of all shares sold under the Equity Distribution Agreement. The shares will be issued pursuant to the Company’s shelf registration statement, dated as of March 8, 2021 (Registration No. 333-254015), as supplemented by the prospectus supplement, dated November 15, 2022.

The Company is not obligated to sell, and Morgan Stanley is not obligated to buy or sell, any shares under the Equity Distribution Agreement, and no assurance can be given that the Company will sell any such shares, or, if it does, as to the price or amount of shares that it sells or the dates when such sales will take place. Under the Equity Distribution Agreement, the Company agreed to indemnify Morgan Stanley against certain liabilities, including under the Securities Act of 1933, as amended, or to contribute payments that Morgan Stanley may be required to make because of such liabilities.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Equity Distribution Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. In addition, a copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares that may be sold pursuant to the Equity Distribution Agreement is filed herewith as Exhibit 5.1.

On November 16, 2022, the Company issued a press release announcing the establishment of the at-the-market program and the filing of a Registration Statement on Form S-4 with the Securities and Exchange Commission. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of November 15, 2022, between Arthur J. Gallagher & Co. and Morgan Stanley & Co. LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1)

99.1	Press Release of Arthur J. Gallagher & Co., dated November 16, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: November 16, 2022	By:	/s/ Walter D. Bay
Name: Walter D. Bay
Title: Vice President, General Counsel and Secretary